MANAGEMENT SERVICES AGREEMENT

This **MANAGEMENT SERVICES AGREEMENT** (this "***Agreement***") is made and entered into effective as of December 15, 2015 (the "***Effective Date***") by and between **MEDAC HEALTH SERVICES, P.A.**, a North Carolina professional corporation ("***Practice***") and **ACSH MEDICAL MANAGEMENT, LLC**, a Delaware limited liability company ("***Manager***"). Practice and Manager are referred to in this Agreement, separately, as a "***Party***" and, collectively, as the "***Parties***."

RECITALS

A. Practice owns and operates a business (the "***Group Practice Management Business***") which provides administrative and staffing services to an emergency physician group, ECEP II, P.A. ("***ECEP II***") per the terms of a Services and Staffing Agreement (the "***Services and Staffing Agreement***") and a medical business involved in the delivery and management of urgent care, occupational medicine, corporate health and similar services (the "Clinical Services") rendered on an episodic, walk-in basis (the "***Urgent Care Business***" and together with the Group Practice Management Business, the "***Business***") at one or more walk-in medical centers;

B. The individual named on **Exhibit A** attached hereto as may be updated from time to time (the "***Physician Owner***"), is the sole shareholder of Practice and is duly licensed to practice medicine in the State of North Carolina;

C. Manager is in the business of providing certain management, administrative and other nonmedical services to health care businesses;

D. Practice desires to engage Manager to provide the Management Services (defined in Article 2) to Practice so that the physicians, nurse practitioners, and physician assistants employed and engaged by Practice (individually each a "***Provider***" and collectively, the "***Providers***") may concentrate their efforts and time more fully on the practice of medicine and on the delivery of quality medical services;

E. Practice further desires to engage Manager to assist with the performance of Practice's obligations under the Services and Staffing Agreement.

F. Manager is willing to provide the Management Services on the terms and subject to the conditions provided in this Agreement; and

G. In recognition of the extensive property and services to be furnished by Manager pursuant to this Agreement, the financing potentially made available by Manager, and the risks assumed by Manager in entering into this Agreement, Manager and the Physician Owner intend to enter into a transfer restriction agreement (the "***Transfer Restriction Agreement***") contemporaneously with the entry into this Agreement.

AGREEMENT

In consideration of the above Recitals, which are hereby incorporated in this Agreement by reference, and the promises and provisions set forth in this Agreement, the adequacy and sufficiency of which the parties acknowledge, the parties, intending to be bound, agree as follows:

ARTICLE 1
ENGAGEMENT AND EFFECTIVENESS

Practice hereby engages Manager, as Practice's sole and exclusive manager, to supervise and manage the daily support operations of Practice and to assist with the performance of Practice's obligations under the Services and Staffing Agreement. Manager hereby accepts the engagement on the terms set forth in this Agreement. Manager shall have the right to delegate or subcontract any of its activities called for by this Agreement to other persons or entities. Notwithstanding anything to the contrary in this Agreement, (a) the effectiveness of this Agreement shall be conditioned on Physician Owner's entry into and the continued effectiveness of the Transfer Restriction Agreement, and (b) Manager shall not have, nor shall any duty or responsibility of Manager described herein constitute the direct or indirect ownership of or control over any of the clinical aspects of the Business or any Provider.

ARTICLE 2
MANAGER OBLIGATIONS

Section 2.1 **Real Property**. Manager shall procure and make available to Practice, pursuant to one or more written subleases each in substantially the form set forth in **Exhibit B** (each as may be independently negotiated by Manager and the applicable landlord, a "***Sublease***"), certain real property that Manager, in its sole discretion, determines to be suitable for the operation of the Business (the "***Centers***"). The Parties intend that any amounts paid by Practice to Manager pursuant to any Sublease will be set in advance, consistent with fair market rental value for the Centers and shall not take into account the volume or value of referrals from any party, including Manager.

Section 2.2 **Leased Personal Property**. Manager shall procure and lease to Practice, all furniture, furnishings, equipment and other personal property (collectively, the "***Personal Property***") Manager, upon consultation with Practice, determines to be necessary or useful in the operation of the Business. Attached to this Agreement as **Schedule 2.2** is a listing of each item of the Personal Property leased to Practice as of the Effective Date. Manager shall update **Schedule 2.2** from time-to-time to reflect the addition, replacement, or removal of any Personal Property without notice to or consent of Practice, and shall amend the collective monthly rental amount in the Management Compensation to reflect such addition, replacement or removal, it being understood that the rental fee for any newly added Personal Property shall be consistent with the fair rental value of that property . Title or primary rights pursuant to any lease, as the case may be, to each item of the Personal Property shall remain with Manager. Subject to Practice's notice requirement set forth in Section 3.3, Manager shall repair and maintain each item of the Personal Property and all additions, substitutions, improvements, attachments and accessories thereto; provided that costs incurred by Manager in connection with such repair and maintenance shall be reimbursable by Practice within five days after the date Manager incurs the expense of such repair or maintenance. Manager shall have the unrestricted right to inspect any item of the Personal Property at any time without notice to Practice. If any item of Personal Property is destroyed, stolen or damaged to such degree that Manager finds it uneconomic or impossible to repair, Manager may replace such item, and amend the collective rental amount in the Management Compensation to reflect such replacement in the manner set forth above.

Section 2.3 **Intellectual Property License**. Manager hereby grants to Practice, for the Term (defined in Section 6.1) of this Agreement, a non-exclusive, non-transferrable, revocable license (the "**Intellectual Property License**"), to use the Licensed Property solely in connection with Practice's operation of the Urgent Care Business at the Centers. As used herein, the term "**Licensed**

Property" means all trade dress, displays, branding, logos, identification, marketing, advertising, websites, email addresses, written materials, know-how and controls owned or licensed by Manager or its affiliates, including all registered and common law tradenames, trademarks, service marks, and other intellectual property, including those set forth on **Schedule 2.3**, derivatives thereof (such as "*Medac Corporate Health*"), the other items included in the definition of Intellectual Property (defined in Section 9.1), and any other proprietary, nonpublic trade property owned or used by Manager or any its Affiliates. Each item of the Intellectual Property is proprietary in nature, shall remain the property of the Company or its affiliates, as the case may be, and is subject to, and may be used by Practice only in accordance with, the terms and conditions set forth in this Section 2.3. Neither the Intellectual Property License nor the rights granted therein may be assigned, transferred or sublicensed by Practice without the prior written consent of Manager which consent may be withheld for any or no reason whatsoever. For purposes of this Agreement, the term "***Affiliate***" means any individual or entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, a specified person, entity, or group of common persons or entities.

Section 2.4 **Nonmedical Personnel**. Until the Staff Transition Date (defined in Section 5.2), Manager shall oversee and supervise all employees of Practice (except the Providers) who are not appropriately licensed under applicable Law to engage in the direct rendition of Clinical Services (collectively, the "***Administrative Staff***"). Notwithstanding that until the Staff Transition Date Practice shall remain the employer of record with respect to each member of the Administrative Staff, from and after the Effective Date, Manager shall be responsible, on behalf of Practice, for all human resources tasks relating to the Administrative Staff including promotion, performance review, compensation adjustment, disciplining, and termination.

Section 2.5 **Management and Administrative Services**. Manager shall provide business, general management, executive management, consulting, human resources, administrative, and any other nonmedical services as Manager determines to be necessary to operate the nonclinical aspects of the Business (collectively, the "***Management Services***"). The Management Services shall include, without limitation, the following:

(a) Management Information Systems. Manager shall procure, implement and maintain the management information systems and related technology for the Business, including comprehensive server and system management, administration, help desk support, technical and data support and any necessary development of and maintenance for the system.

(b) Legal Compliance. Manager shall assist Practice in fulfilling Practice's obligation to comply with all applicable statutes, regulations, rules, procedures, administrative codes, judicial decrees, orders and other lawful enactments or pronouncements (collectively, "**Laws**") of any applicable federal, state or local, governmental, regulatory or administrative authority, committee, board, instrumentality, agency, commission, court, tribunal, a judicial or arbitral body having jurisdiction over any aspect of the Business (each, a "**Governmental Authority**"), including Practice's obligation to maintain all licenses, registrations, permits and certificates, required for the operation of the Business.

(c) Insurance. Manager shall obtain, maintain, or cause to be maintained general liability, professional malpractice, workers compensation, as required, and other insurance policies involving commercially reasonable scopes and coverage limits. All insurance policies obtained or maintained in connection with the Business shall include Manager, Practice and any of their designated Affiliates, either as an insured party or as an additional insured.

(d) Non-Clinical Policies and Procedures. Manager, in consultation with Practice, shall develop, provide, revise and assist with the training and implementation of all non-clinical operating policies and procedures pertaining to the Business. For the avoidance of doubt, Manager shall have no direct or indirect control over or input into the medical or clinical practices of Practice or the Providers or of ECEP II.

(e) Providers. Manager shall assist Practice with the administrative aspects of employing, engaging, leasing and terminating the employment, engagement or lease of Providers; provided that Manager shall have no direct or indirect control over the hiring, engagement or termination practices of Practice or ECEP II with respect to the Providers. Such administrative obligations of Manager shall include, to the extent permissible under applicable Law, Provider recruitment, screening, credentialing, and onboarding. All Providers employed, engaged or leased by or for the benefit of Practice with the assistance of Manager will be employees, independent contractors or leased service providers of Practice and not of Manager.

(f) Accounting and Financial Reporting. Manager shall establish and administer accounting procedures, controls and systems for the development, preparation, and maintaining of records and books of accounting related to the Business. Manager shall prepare financial statements (presented in a format determined by Manager, on a consolidated and Center-by-Center basis), no less than annually reflecting the financial condition and performance of each Center, which shall include the data necessary for Practice and any of its equity constituents to prepare and timely file all required federal, state and local tax returns.

(g) Branding and Community Relations. Manager shall provide all branding, identification and signage related to the Urgent Care Business, subject to the requirements of applicable Law; provided that any such material marking use to the Intellectual Property shall be returned to Manager immediately upon termination of this Agreement. Manager shall develop, in consultation with Practice, community relations programs to be implemented by Practice to notify the community of the services offered by Practice. Manager shall advise and assist Practice in implementing such community relations programs, including, but not limited to, analyzing the effectiveness of such programs, preparing materials, negotiating related contracts on Practice's behalf, and obtaining services necessary to produce and present such programs. The parties expressly acknowledge and agree that Practice shall exercise control over all policies and decisions relating to such programs. Manager and Practice agree that all such programs shall be conducted in compliance with all applicable standards of medical ethics and other laws. All expenses incurred by Manager in connection with the activities described in this Section 2.5(g) shall be reimbursed in accordance with the terms of Article 4.

(h) Expenditures. As set forth in Article 4, Manager shall manage all cash disbursements of Practice, including, without limitation, the payment on behalf of Practice of all Practice Expenses (defined in Article 4) in connection with the operation of the Urgent Care Business as such expenses become due and payable, unless payment thereof is being contested in good faith by Practice.

(i) Contract Negotiations and Billing and Collection. With respect to the Urgent Care Business, Manager shall advise Practice with respect to, and to the extent permissible under applicable Law, shall negotiate on Practice's behalf, contractual arrangements with third parties relating to the payment for Clinical Services, including, without limitation, fee schedules with third party payors and occupational medicine contracts with employers. Manager shall provide for the

billing to and collection for all Clinical Services rendered in connection with the Urgent Care Business.

(j) Record Management. Subject to Practice's exclusive ownership and control, Manager shall provide for the general maintenance and administrative management of Practice's (and Providers) patient files, charts, and records prepared for the Clinical Services rendered at the Centers. Practice and Manager agree that all patient medical records shall be treated in the manner necessary to comply with applicable Law regarding the confidentiality of patient records, including all applicable requirements under the Health Insurance Portability and Accountability Act of 1996 ("***HIPAA***") (Public Law 104-91, 42 U.S.C. 1301 et. seq.; regulations codified or to be codified at 45 CFR Part 142 and Parts 160 through 164). Practice and Manager acknowledge and agree that, to the extent certain patient information may be disclosed to Manager in the course of Manager's performance of the Management Services, Manager will be considered a "business associate" of Practice, as such term is defined under HIPAA, and accordingly, Manager shall execute and be bound by the provisions of the Business Associate Privacy, Security, and HITECH Addendum attached hereto as **Exhibit C** and incorporated herein (the "***Business Associate Addendum***"). To the extent permissible by applicable Law, all patient listings, information and databases provided by or maintained by Manager containing names and contact information of patients, but only to the extent such listings and databases do not contain medical or other health information and are not part of the patients' medical records, shall be and remain the sole property of Manager at all times.

(k) Disputes and Investigations. Manager shall manage and direct, subject to any applicable insurance requirements, (a) the general defense and prosecution of all claims, actions, proceedings or investigations by or against Practice or any of its officers, directors, employees or agents in their capacity as such and arising out of or related to the operation of Practice, and (b) any audit, investigation or inquiry by any Governmental Authority relating to the operation of the Urgent Care Business.

(l) Group Practice Management Business. Manager shall assist, to the extent permissible under applicable Law, in Practice's performance of Practice's obligations under the Services and Staffing Agreement.

(m) Miscellaneous Services. In addition to the previously-described Management Services, Manager shall, (i) upon consultation with Practice, arrange for the purchase and restocking of medical and office supplies to be used in connection with the Business; (ii) engage attorneys, accountants, advisors and other services providers for the benefit of Practice; (iii) arrange for the purchase and renewal by Practice of necessary insurance coverages for Practice; (iv) assist with the administration of any welfare, benefit or insurance plan or arrangement offered by Practice; (v) assist with the submission of all necessary filings or certifications relating to the Business to the appropriate Governmental Authority; (vi) assist with business planning and financial management for the Business; (vii) perform administrative functions relating to any quality review processes, procedures or systems established by Practice; and (viii) perform any other nonmedical services reasonably requested by Practice from time to time.

Section 2.6 **Prohibited Services**. Notwithstanding anything in this agreement to the contrary, the term "Management Services" shall not include, and Manager shall neither provide nor have any involvement in any of the following acts or services: (a) assigning patients to Providers; provided that Manager may assist at Practice's request with all staffing and scheduling functions; (b) rendering Clinical Services to patients; (c) accepting payment, except on behalf of Practice, for any

Clinical Services; (d) performing any action that constitutes the practice of medicine under the Laws of any applicable Governmental Authority.

Section 2.7 **Approval of Practice**. Notwithstanding anything in this Agreement to the contrary, Practice shall have the right to require Manager to first submit to Practice for review and approval any expense or action that could reasonably be expected to result in the obligation of or expenditure by Practice of an amount in excess of $55,000; provided that such review and approval shall not be unreasonably delayed or withheld.

ARTICLE 3
PRACTICE OBLIGATIONS

Section 3.1 **Manager Compensation**. In consideration of the property and services furnished to Practice by Manager pursuant to this Agreement, Practice shall, in addition to any reimbursement and other financial obligations set forth in this Agreement, pay Manager the Management Compensation (defined in Section 4.1) in accordance with the terms set forth in Article 4.

Section 3.2 **Real Property**. Practice shall enter into and comply with the terms of Subleases providing for the use and occupancy of each Center and any other subleased premises.

Section 3.3 **Personal Property**. Practice shall use, oversee and be responsible for the Providers' use of the Personal Property. Practice and Providers shall use the Personal Property only at the Centers and only in connection with the normal operation of the Business. With respect to any Personal Property intended to be used in connection with the rendering of the Clinical Services, Practice shall be solely responsible for ensuring that all such items are used exclusively for such items' intended purpose in a safe and responsible manner. Practice shall provide prompt written notice of any necessary or appropriate repairs or maintenance to be performed on the Personal Property. Upon termination or expiration of this Agreement, Practice shall return each item of Personal Property to Manager in good condition and repair, reasonable wear and tear from normal use excepted. Notwithstanding any damage to or malfunction of an item of the Personal Property, the collective monthly rental amount in the Management Compensation for the Personal Property shall be due and payable by Practice in accordance with the terms of Article 4.

Section 3.4 **Intellectual Property License**. Practice shall use the Licensed Property only in connection with the Urgent Care Business and in accordance with Section 2.4. Practice shall not (a) use or register with any Governmental Authority any trademark, service mark, logo or any other item of intellectual property relating to, derived from, resembling or confusingly similar to any item of the Licensed Property; or (b) take any action inconsistent with Manager's ownership of the Licensed Property.

Section 3.5 **Providers**.

(a) Practice shall staff the Business with a sufficient number of appropriately-licensed Providers to meet the service demands and the medical needs of the patients of the Urgent Care Business and to comply with Practice's obligations under the Services and Staffing Agreement. Subject to Manager's obligation to assist with certain administrative tasks described in Section 2.4, Practice's obligation described in the prior sentence shall include the sole responsibility for the employment, engagement, lease, promotion, discipline, scheduling, oversight, suspension, termination, and compensation of all the Providers. Notwithstanding Practice's exclusive control

over the actions described in the previous sentence, in order for Manager to appropriately administer payroll, Practice shall consult with Manager in advance of any action affecting the financial obligations of Practice concerning the Providers, including, to the extent not governed by any third party physician leasing contract, any increase or decrease to the salary, bonuses or pay rates of the Providers. Practice shall control and ensure its and each Provider's compliance with all Laws of any Governmental Authority affecting, arising out of or otherwise applicable to the Providers, including, without limitation, Laws relating to Provider contracts, employment agreements, licensure, prescription or dispensation of medication, credentialing, continuing education, physician supervision of non-physicians, and Provider's eligibility to participate in governmental reimbursement programs (such as Medicare, Medicaid and Tricare). Practice shall, in consultation with Manager, establish work schedules for all Providers to ensure adequate clinical Provider coverage for the Business; provided, that Practice shall retain final decision-making authority relating to Provider personnel and hours of practice.

(b) Practice shall be and remain the employer, contracting party or leasing party of all Providers, and, except with respect to leased Providers shall be solely responsible for (a) compensating the Providers, (b) withholding, as required by Law, any sums for income tax, unemployment insurance, social security, or any other withholding required by applicable Law, and ensuring that, at all times, such compensation shall comply with all applicable Laws, including without limitation, the Federal Self-Referral Statute (Stark I or Stark II), 42 U.S.C. § 1395nn, and the regulations promulgated thereunder; the Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b), and the regulations promulgated thereunder; and applicable state Law.

Section 3.6 **Policies and Procedures**. Practice shall adopt, require Providers and others to adhere to and generally implement clinical policies, procedures and protocols, including those applicable to the supervision of non-physicians by physician Providers.

Section 3.7 **Use of Management Information System**. Practice shall use all software and hardware provided by Manager pursuant to this Agreement only for the purpose of conducting the Business at the Centers, and solely in accordance with this Agreement and the other documents and agreements contemplated by this Agreement, and subject to all terms and conditions of any license or sublicense agreements, leases and any other agreements that such software and hardware are subject to. Practice shall not allow or permit any person or entity to use the software or hardware or any portion thereof in violation of this Agreement or any such license, sublicense, agreements, lease or any other agreements.

Section 3.8 **Lock Box Arrangement**. With respect to certain accounts receivable from federal or governmental agencies and other accounts receivable as may be specified by Manager, Practice shall establish a separate lock box account in accordance with the provisions of Article 4.

Section 3.9 **Taxes**. Practice shall be responsible for the payment of all federal, state and local sales, excise, franchise, employment, payroll, property, ad valorem, income, and all other taxes, fees, assessments, impositions or other charges arising from the operation of the Centers and the Group Practice Management Business (collectively, "***Taxes***"). Practice shall promptly reimburse Manager for any Taxes (except for state or federal income taxes) paid by Manager or on account of Practice's use, license, lease or deemed purchase of the Personal Property, and any other property made available to Practice by Manager under this Agreement (collectively, the "***Tax Reimbursement***").

Section 3.10 **Notice of Disputes or Investigations**. Practice shall give Manager written notice within 24 hours after Practice first becomes aware of the initiation of or the intent of any Governmental Authority or other third party payor to commence any proceeding, investigation, review, audit or inquiry (whether formal or informal) relating to any Center, Provider, or otherwise relating to, or arising out of, or potentially affecting any aspect of the Business.

Section 3.11 **Patient Records**.

(a) All patient records created in connection with the Urgent Care Business shall be the sole and exclusive property of Practice, and Practice shall maintain primary responsibility for all aspects concerning such patient records. Practice hereby grants to Manager access to the confidential information contained in such patient records to the extent such access is permitted by Law and is required in connection with Manager's performance of the Management Services; provided that such access shall be and remain conditioned on the continued effectiveness of the Business Associate Addendum. Upon the termination of this Agreement, Practice shall transfer (in the manner set forth under applicable Law) all patient records created in connection with the Business, or copies thereof, to a successor Practice designated by Manager who will provide or supervise the Clinical Services at the Centers.

(b) Practice shall establish and implement policies and procedures at each Center to ensure proper and complete patient records are created, maintained, and retained in accordance with applicable Law and that Practice is in compliance with all Laws applicable to patient privacy. In accordance with such policies and procedures, Practice shall cause the Providers to maintain and complete, in a timely manner, accurate and legible records for all patients treated in connection with the Urgent Care Business. Practice and its Providers shall comply with all applicable Laws and ethical principles concerning confidentiality of patient records.

Section 3.12 **Standards of Care**. Practice shall ensure that the Clinical Services are render by Providers in a competent and professional manner, in compliance with (a) generally accepted and prevailing standards of care, (b) the quality assurance standards established by any third-party payors with which Practice contracts, and (c) all applicable Laws promulgated by any Governmental Authority.

ARTICLE 4
FINANCIAL TERMS

Section 4.1 **Manager Compensation**. In consideration of the property and services furnished to Practice by Manager pursuant to this Agreement, Practice shall pay to Manager the amount set forth in the table to **Schedule 4.1** (collectively, the "***Management Compensation***"). For purposes of this Agreement, the portion of the Management Compensation attributable to the Management Services is referred to as the "***Management Fee***." Upon written notice by Manager to Practice, each component of the Management Compensation, as initially set forth in the table to **Schedule 4.1**, and the calculation thereof, may be adjusted by Manager on or after each anniversary of the Effective Date (but no more frequently than annually) in an amount and in the manner necessary to ensure that each item of the Management Compensation remains consistent with the then-existing fair market value or fair rental value, as the case may be, for the Management Services and the property made available to Practice pursuant to this Agreement.

Section 4.2 **Practice Deposits**. Unless the parties agree otherwise, Practice shall maintain a deposit account (the "***Practice Account***") with a financial institution designated by

Manager, which initially shall be PNC Bank (the "***Bank***"). By or before the Effective Date, the Parties shall enter into a deposit account control agreement with respect to the Practice Account, pursuant to which, to the extent permissible under applicable Law, Manager shall be granted access to and non-exclusive control over the Practice Account in order for Manager to satisfy its obligations in this Agreement. All cash received on account of Practice Revenue (the "***Practice Deposits***") shall be deposited into the Practice Account. For purposes of this Agreement, the term "***Practice Revenue***" means the net amount earned on an accrual basis (after reduction for contractual adjustments and other adjustments reasonably determined by Manager) on account of services rendered or goods sold by or on behalf of Practice in connection with the Business after the Effective Date. To the extent permissible by applicable Law, Manager may, as frequently as it deems appropriate, sweep or transfer the Practice Deposits from the Practice Account into an operating account maintained and controlled by and in the name of Manager (the "***Management Account***").

Section 4.3 <u>**Practice Expenses**</u>. Practice hereby authorizes and directs Manager to pay on Practice's behalf from the Practice Account or the Management Account, as Manager may determine, and in accordance with applicable Law and this <u>**Article 4**</u>, all costs and expenses (operating and capital) incurred by or on behalf of Practice that directly or indirectly relate to or arise out of the operation of the Business, including the following (collectively, including all accrued expenses, the "***Practice Expenses***"): (a) the Management Compensation; (b) the Taxes and the Tax Reimbursements; (c) refunds, rebates, recoupments, offsets, overpayments, credit balances, returned checks, allowable discounts, contractual adjustments and any other necessary or appropriate amounts due to patients or third party payors relating to services rendered during the term of this Agreement; (d) expenses incurred in connection with the employment, engagement or leasing of Providers and other Practice employees, including any compensation, bonuses, benefits, recruiting fees, severance payments, and taxes; (e) reasonable travel and other incidental expenses incurred by Manager and its employees and agents in rendering the Management Services; (f) expenses incurred to purchase or replace medical or office supplies and to repair or maintain any item of Personal Property; (g) amounts paid under the Note (defined below) or any other indebtedness (including capitalized leases) incurred for the benefit of the Business; (h) expenses incurred to obtain and maintain in good standing, business and professional licenses, certificates and other necessary documentation required for Practice to operate the Business; (i) expenses (both operating and capital) incurred to expand the Business including those related to both acquisitions and de novo center development or leasing; (j) expenses incurred to obtain or maintain insurance coverage in connection with the Business; and (k) all other operating expenses and capital expenditures incurred in connection with the Business including those relating to utilities, cable, electronic medical records, site improvements, radiology over reads, internet, medical waste disposal, security, auditing fees, tax preparation, legal fees and other fees paid to professional service providers. To the extent not delivered directly to Manager, Practice shall promptly notify Manager of Practice's receipt of any invoices, bills, statements and all other documents giving rise to a Practice Expense. Nothing contained in this Agreement shall be construed to constitute Manager as a guarantor with respect to any of the Practice Expenses or any other obligations of Practice.

Section 4.4 <u>**Application of Funds and Deficit Funding**</u>. Manager will use good faith efforts to apply the Practice Revenue in material compliance with the provisions set forth in **Schedule 4.1**. Upon written request by Practice, Manager shall provide, on a month-by-month or quarter-by-quarter basis (as Manager may prefer), a schedule containing the calculation of Practice Profit on an accrual basis, which shall include, at a minimum, a reconciliation of the Practice Revenue and Practice Expenses accrued during such period. If at the close of any calendar month during the Term, the accrued Practice Deposits for such month are insufficient to

timely satisfy the Practice Expenses for such month in accordance with **Schedule 4.1** (including payment of the Management Compensation), Manager may advance to Practice an amount necessary to fund such deficit (each, an "***Advance***"); provided that Manager shall provide no such funding if, as a result of making such Advance, Manager will be deemed, directly or indirectly, to own an interest in Practice in violation of applicable Law. Each Advance shall be deposited into the Management Account, shall accrue interest in favor of Manager as of the date of deposit, and shall be limited by and subject to such other terms set forth in a Revolving Promissory Note, dated as of the Effective Date, executed by Practice in favor of Manager in substantially the form set forth in **Exhibit D** (the "***Note***").

Section 4.5 **Delivery of Profit**. Within 30 days after (a) the termination or expiration of this Agreement and (b) the close of each calendar year during the Term after 2015, Manager shall transfer to the Practice Account the amount (if any) by which the aggregate Practice Revenue for such calendar year exceeds the aggregate Practice Expenses for such calendar year (or partial calendar year in the case of a termination or expiration) (as calculated, the "***Practice Profit***"). In no event shall the amount retained by Manager at the termination or expiration of this Agreement exceed the amounts payable by Practice to Manager pursuant to this Agreement and the other agreements contemplated by this Agreement.

Section 4.6 **Security Interest**. As security for the payment of the Management Compensation and Practice's other payment and obligations under this Agreement and the Note, to the extent legally permissible under applicable Law, Practice hereby grants to Manager a security interest in all of Practice's assets including the following: (a) machinery, tools, equipment, furniture, furnishings and fixtures, of every kind and nature, movable or immovable, wherever located and whether now or hereafter existing, and all parts thereof and replacements, additions, improvements and accessions thereto; (b) accounts, deposit accounts, accounts receivable, chattel paper (whether tangible or electronic), records, documents (whether negotiable or non-negotiable), instruments (whether negotiable or non-negotiable), investment property and other obligations owed to Practice of any kind, whether or not evidenced by an instrument or chattel paper, and whether or not such asset has been earned by performance, whether now or hereafter existing, (c) contract rights and general intangibles, both now owned and hereafter acquired, and (d) all proceeds from any of the items listed in clauses (a)-(c) of this subsection. Practice hereby authorizes Manager to file any financing statement or other evidence of the security interest granted in this Section 4.6. Practice shall promptly execute and deliver, at its sole cost and expense, all financing statements, instruments and other documents, and take all further action that Manager may reasonably request from time to time to perfect and protect the security interest created herein.

Section 4.7 **Management Compensation Acknowledgements**. Manager and Practice have determined that the amounts payable in consideration of the various properties and services provided by Manager pursuant this Agreement are consistent with the fair market value or fair rental value, as applicable, for such properties and services, and that the amounts comprising the Management Compensation, as of the Effective Date, are not in excess of the likely profits of Practice before taking into account the Management Compensation. No portion of the Management Compensation, including the amounts reflected on **Schedule 4.1** (a) was determined by taking into account (directly or indirectly) the volume or value of any referrals or any other business generated between Manager (or its Affiliates) and Practice or the Providers, or from Practice or the Providers to Manager (or its Affiliates); or (b) includes any discount, rebate, kickback, or other reduction in charge, and no portion of the amount reflected is intended to be, nor shall it be construed to be, an inducement or payment (i) for referrals, or recommendation of referrals, of patients by Practice to

Manager (or its Affiliates) or by Manager (or its Affiliates) to Practice, or (ii) to otherwise generate business between the Parties, and there are no other agreements or understandings, written or oral, to the contrary.

ARTICLE 5
RELATIONSHIP OF THE PARTIES

Section 5.1 <u>**Sole Authority to Practice**</u>. Notwithstanding any provision of this Agreement to the contrary, Practice shall have exclusive authority and control over all medical and clinical aspects of the Business and Manager shall have no right to direct, control, supervise, perform, participate in, restrict, influence or interfere with any Provider's professional medical judgment or any activity or action the performance of which constitutes the practice of medicine under applicable Law including, without limitation, any diagnoses, treatment and ethical determinations with respect to patient care. If any obligation under this Agreement or any delegation of authority by Practice to Manager constitutes, or is deemed or construed to constitute, (a) the practice of medicine by Manager, (b) the ownership in or control by Manager of an entity engaged in the practice of medicine, or (c) the participation by Manager or its representative in any clinical aspect of the Centers, the provision establishing such obligation shall be void ab initio and the requirement to perform such obligation shall be deemed waived by Practice.

Section 5.2 <u>**Administrative Staff**</u>. At such time as Practice receives written notice from Manager indicating that Manager has secured benefit plans at benefit levels reasonably comparable to those offered by Practice as of the Effective Date (the "***Staff Transition Date***"), Practice shall terminate the employment of each member of the Administrative Staff then employed by Practice, and Buyer shall offer employment to substantially all such terminated individuals immediately thereafter.

Section 5.3 <u>**Practice Matters**</u>. Matters involving the internal agreements and finances of Practice, including the payment of Provider compensation, and distribution of professional fee income, tax planning, and pension and investment planning (and expenses relating solely to these internal business matters) shall remain the sole responsibility of Practice.

Section 5.4 <u>**Relationship of the Parties**</u>. The relationship of the Parties is and shall be that of independent contractors, and nothing in this Agreement is intended as, and nothing shall be construed to create, an employer/employee relationship, partnership, or joint venture relationship between the Parties, or to allow either Party to exercise control or direction over the manner or method by which the other performs the services contemplates by the Agreement.

Section 5.5 <u>**No Patient Referrals**</u>. Manager shall not nor shall it have any authority to exercise any control or direction over the number, type, or recipient of patient referrals and nothing in this Agreement shall be construed as directing or influencing such referrals. Nothing in this Agreement is to be construed to restrict the professional judgment or the freedom of any Provider to use or refer to any medical practice, provider or facility where necessary or desirable in order to provide proper and appropriate treatment or care to a patient or to comply with the wishes of the patient. No part of this Agreement shall be construed to induce, encourage or solicit the referral of any patients or business, including any patient or business funded in whole or in part by federal or state government programs. The Parties acknowledge that there is no requirement under this Agreement or any other agreement between the Parties that either refer patients to the other or any of their respective affiliates. No payment made under this Agreement shall be in return for the referral

of patients or business, including, without limitation, those paid in whole or in part by federal or state government programs.

Section 5.6 **Regulatory Matters**.

(a) The Parties have made commercially reasonable efforts to ensure the compliance of this Agreement with the applicable state corporate practice of medicine doctrine, prohibition against fee splitting and all other applicable Laws of the Governmental Authorities in the jurisdictions in which Practice operates. The Parties acknowledge that such Laws may change, be amended, have guidance or have a different interpretation. If any such change occurs, and such change has any material effect on any term or provision of this Agreement, then the applicable term or provision of this Agreement shall be subject to renegotiation and either Party may request renegotiation of the affected term or provision of this Agreement, upon written notice to the other Party, to remedy such condition. The Parties expressly recognize that upon request for renegotiation, each Party has a duty and obligation to the other only to renegotiate the affected term or provision in good faith and, further, each Party expressly agrees that its consent to proposals submitted by the other Party during renegotiation efforts shall not be unreasonably withheld or delayed. Should the Parties be unable to renegotiate the term or provision so affected so as to bring it into compliance with the statute, regulation or judicial opinion, guidance or interpretation that rendered it unlawful or unenforceable within ninety (90) days of the date on which notice of a desired renegotiation is given, then either Party shall be entitled, after the expiration of such ninety (90) day period, to terminate this Agreement upon thirty (30) additional days prior written notice to the other Party.

(b) Each Party shall cooperate in good faith with the other to assist in the fulfillment of their respective obligations under this Agreement, and to comply with all applicable Laws, and Practice shall cause the Providers to comply with all requirements under applicable Laws of any Governmental Authority with jurisdiction over the Business, and of any insurance carrier insuring the Parties, the Providers, or the Centers against liability for accident or injury arising at the Centers or in connection with the operation of the Centers.

(c) Payments made to Manager pursuant to this Article are not intended to and shall not be construed to permit Manager to share in any fees received on account of Clinical Services, and it is intended and acknowledged to be the Parties' negotiated agreement as to the reasonable fair market value of the items and services furnished by Manager pursuant to this Agreement, considering the nature and volume of the Management Services required and the risks assumed by Manager.

ARTICLE 6
TERM AND TERMINATION

Section 6.1 Term. The initial term of this Agreement shall be for ten (10) years from the Effective Date (the "**Initial Term**"). This Agreement shall automatically renew for an additional five (5) year term after the Initial Term, on the same terms, conditions and provisions as contained herein, together with any authorized and approved amendments to this Agreement (each, a "**Renewal Term**"), unless either Party provides written notice to the other of its intent not to renew this Agreement at least one hundred eighty (180) days prior to the expiration of the Initial Term or any Renewal Term or unless otherwise earlier terminated as provided herein. The Initial Term together with any Renewal Terms is referred to herein as the "**Term**".

Section 6.2 Immediate Termination By Manager. Manager shall have the right, but not the obligation, to terminate this Agreement immediately upon written notice to Practice if any of the following occur:

(a) The revocation, suspension, cancellation or restriction, in any manner, of the license to practice medicine of the Physician Owner in the State of North Carolina;

(b) The consummation of any transaction that results or, by exercise of options or conversions rights, could result in the owner of Practice as of the Effective Date ceasing to own 100% of Practice;

(c) The termination of the Consulting Agreement with the Physician Owner;

(d) The conviction of Practice, Physician Owner, or any Provider employed or engaged by Practice to work in Practice of any crime punishable as a felony under federal or state Laws or of any healthcare crime;

(e) The cancellation or non-renewal of the professional or malpractice insurance of Practice;

(f) The bankruptcy, reorganization or dissolution of Practice;

(g) The suspension or exclusion of Practice or Physician Owner from participation in any state or federal healthcare program;

(h) A breach of any provision of this Agreement by Practice, which is not cured by Practice within ten (10) days following written notice to Practice by Manager;

(i) Failure of Practice to pay any amounts due under any Sublease, the Note or this Agreement within ten (10) days of such amount coming due thereunder; or

(j) The determination by any Governmental Authority that this Agreement or the Transfer Restriction Agreement or any portion thereof is void, unenforceable, invalid, or any interpretation of such Transfer Restriction Agreement by any Governmental Authority in such a manner as to deprive Manager, in Manager's sole discretion, of the economic benefit conferred under the Transfer Restriction Agreement.

Section 6.3 Immediate Termination by Practice. Practice shall have the right, but not the obligation, to terminate this Agreement immediately upon notice to Manager of (a) the conviction of Manager of any crime punishable as a felony under federal or state law or of any healthcare crime or (b) the determination by any Governmental Authority that after the Parties' compliance with the renegotiation provisions set forth in Section 5.6, this Agreement or the Transfer Restriction Agreement is void, unenforceable, or invalid.

Section 6.4 Effect of Termination. In the event of termination, (a) Practice shall have no right to use, possess or control any item of the Personal Property; (b) shall have no right to receive further Management Services except as expressly provided herein; (c) each of the Subleases shall automatically terminate and Practice shall immediately vacate the Centers; (d) the Intellectual Property License, and all rights of Practice thereunder, shall automatically terminate, and Practice

shall immediately cease any use of all items comprising the Licensed Property, including the name "Medac" in any form or fashion or any similar name, trademark or logo.

Section 6.5 Obligations After Termination. Except as otherwise provided in this Agreement, promptly following the termination of this Agreement: (a) the Parties shall work to calculate Practice Profit for the final period, which calculation shall include, in addition to all other items required by this Agreement, a detailed breakdown of outstanding accounts receivable and accounts payable as of the termination date, all unpaid Management Compensation, the outstanding balance under the Note, and all other amounts due to either Party ; (b) promptly after the completion of the final reconciliation, each Party shall pay to the other the amount shown to be due by such paying Party on the final reconciliation, provided that Manager may set off the balance of the Management Account by any amount owed by Practice pursuant to the reconciliation; (c) Parties shall cooperate in good faith with respect to the receipt and distribution of accounts receivable and the timely satisfaction of accounts payable; (d) Practice shall promptly return to Manager all Personal Property and other items made available pursuant to this Agreement; (e) Practice shall take all reasonable action to transfer all patient files and medical records relating to the Urgent Care Business in accordance with Section 3.11 and the provisions of applicable Law (including with respect to patient notification of record transfer) to any successor medical practice designated by Manager as the entity responsible for patient care at the Centers; and (d) to the extent permissible under applicable Law, the Parties shall use their best efforts to assign the provider contracts and other contractual arrangements entered into by Practice in connection with the Business to any successor medical practice in which Manager manages at the Centers.

ARTICLE 7
RECORDS AND RECORD KEEPING

Section 7.1 Access to Information. Manager and Practice will adopt procedures to assure the confidentiality of the records relating to the Business, including, without limitation, financial, personnel and all other data and information related to the Business, which information is not otherwise available to third parties publicly or by Law. Practice authorizes and grants to Manager reasonable access to information, instruments and documents relating to the Business, subject to the requirements and limitations set forth in the Business Associate Addendum.

Section 7.2 Business Records. At all times during and after the Term, all business records and information, including, without limitation, all books of account and general administrative records and all information generated under or contained in the management information system pertaining to Practice shall be and remain the sole property of Practice; provided that Manager may retain paper or electronic copies of such records. Practice shall at all times during the Term, and at all times thereafter, make available to Manager for inspection and reproduction by its authorized representatives, during regular business hours, at the principal place of business of Practice, any of Practice's records relating to the Business.

Section 7.3 Maintenance, Retention and Storage of Records. Manager agrees to maintain, retain and store on behalf of Practice, in such form and manner as required by applicable Law, all records relating to the Business and in its possession, including, without limitation, patient medical records, at a cost to Practice comparable to that of a reputable record storage company, as required under applicable Law. To the extent permitted by applicable Law, Manager shall be entitled to dispose of such patient medical records as it deems necessary or appropriate. Prior to such disposal, however, Manager shall provide to Practice no less than 60 days' advanced written notice of its intent to dispose of such records during which Practice shall have the right, at its sole cost and expense, to

take physical custody of original records or to make copies of any or all of the records to be disposed of by Manager.

ARTICLE 8
PROPRIETARY INFORMATION

Section 8.1 **Proprietary Property**. Manager is and shall be the exclusive owner and holder of all right, title and interest to the proprietary, confidential and nonpublic information and property of Manager, whether in tangible or electronic form, including, without limitation, the Licensed Property, all copyrights, goodwill, logos trademarks, trade secrets, service marks or other items of intellectual property developed in connection with the Business prior to or during the Term, Manager's Confidential Business Information (as defined below), management information systems, forms, form contracts and policy manuals (collectively, the "**Intellectual Property**"). Practice shall not at any time knowingly harm, misuse or bring into disrepute the Intellectual Property. Practice shall promptly notify Manager in writing in the event it becomes aware of any third party infringing, misusing or otherwise violating any of the Marks or the Intellectual Property, or who that Party believes is, or may be infringing, diluting or otherwise derogating the Intellectual Property or any of the other Licensed Property. Practice shall not sublicense or otherwise assign any right or interest in any Intellectual Property without the prior written consent of Manager, which Manager may withhold in its sole discretion.

Section 8.2 **Manager Confidential Business Information**. During the course of its relationship with Manager, Practice may be given access to or may become acquainted with Manager's Confidential Business Information. In recognition of the foregoing and in addition to any other requirements of confidentiality under applicable Law, Practice agrees not to disclose or use any of Manager's Confidential Business Information (except in connection with the Clinical Services) during the Term and an additional period of five (5) years thereafter. For purposes of this Agreement, "**Manager's Confidential Business Information**" shall mean any and all information, know-how and data, technical or non-technical, whether written, oral, electronic, graphic or otherwise of Manager or its Affiliate that is reasonably considered or treated as proprietary, confidential or non-public, and includes, without limitation, business methods; potential future facilities and locations; billing policies, procedures, processes and records; tax returns and records; any records, memoranda and correspondences dealing with the business of Manager; financial, pricing and operational information, including, without limitation, all insurance records; internal memoranda, emails or correspondence; form agreements, checklists or pleadings; contracts or agreements executed by or on behalf of Manager with any person or entity, including, without limitation, hospitals, clinics, medical practices or offices and third-party payors; information regarding advantageous business relationships with hospitals, clinics, medical practices or offices and third-party payors; suppliers, marketing, and other information and know-how, all relating to or useful in Manager's business and which have not been disclosed to the general public; this Agreement and any agreements contemplated hereby; operational and business systems, policies and procedures; software and processes; systems design; algorithms; business strategies; business opportunities; customer lists and information; research and technical information; and outcomes and related data.

Section 8.3 **Practice Acknowledgement**. Practice agrees and acknowledges that each item of Manager's Confidential Business Information, constitutes valuable, confidential, special and unique assets of Manager. The documents and information comprising the Manager's Confidential Business Information is the exclusive property of Manager. Practice's obligations and duties under this Article 8 shall survive the termination or expiration of this Agreement, and further, Practice shall

return all Manager's Confidential Business Information (including any copies thereof) to Manager immediately upon the termination of this Agreement.

ARTICLE 9
RESTRICTIVE COVENANTS

Section 9.1 **Non-competition**. During the Term and for a period of two (2) years after the termination or expiration of this Agreement, Practice shall not, directly or indirectly, anywhere within the Restricted Territory (as defined below): (i) establish or operate a medical practice staffed primarily by physicians, physician assistants or nurse practitioners providing urgent care, primary care, occupational medicine, wellness care or any other professional medical services engaged in by or for the benefit of Practice during the Term or (ii) own any interest in, manage, or participate in any profit sharing or management relationship with respect to any business that engages in the management of medical practices engaged in urgent care, primary care, occupational medicine or wellness care or any other professional medical services of a nature substantially similar to that offered by Practice during the Term pursuant to this Agreement. For purposes of this Article 9, "***Restricted Territory***" shall mean a twenty-five (25) mile of any Center.

Section 9.2 **Scope Modification**. If the scope of any restrictions contained in this Article 9 are too broad to permit enforcement of such restrictions to their full extent, then such restrictions shall be enforced to the maximum extent permitted by Law, and Practice hereby consents and agrees that such scope may be modified accordingly in any proceeding brought to enforce such restrictions.

Section 9.3 **Access to Medical Records**. Nothing in this Article 9 or in this Agreement shall prevent Practice from retaining access to medical records of patients whom a Provider has seen or treated at the Centers upon authorization of the patient and payment of a reasonable fee for copies of said medical records.

Section 9.4 **Damages.** Practice understands and acknowledges that the provisions of this Article 9 are designed to preserve the goodwill of Manager and its affiliates and are reasonable and necessary for such purpose and that the violation of such provisions will cause irreparable damage to Manager, the exact amount of such damage would be impossible to ascertain. For that reason, Manager shall be entitled to seek, without the necessity of showing any actual damage or posting a bond (unless required by law), from any court of competent jurisdiction temporary or permanent injunctive relief or specific performance of this Agreement restraining Practice from any act prohibited by this Article 9. Notwithstanding the foregoing, nothing in this Article 9 shall limit or restrict Manager's right to recover any other damages or remedies to which it is entitled as a result of Practice's breach. If any one or more of the provisions of this Article 9 or any word, phrase, clause, sentence or other portion of this Article 9 (including, without limitation, the geographical, duration or scope of activity restrictions contained in this Article 9) shall be held to be unenforceable or invalid for any reason, such provision or portion of such provision shall be modified or deleted in such a manner so as to make this Article 9, as modified, legal and enforceable to the fullest extent permitted by applicable Law.

Section 9.5 **Survival**. The provisions of this Article 9 shall survive the termination or expiration of this Agreement.

ARTICLE 10
GENERAL

Section 10.1 **Cross Default with Other Agreements**. Without any further action by Manager or notice to Practice by Manager, (a) a breach of any material term of this Agreement by Practice, in Manager's sole discretion, may constitute a breach of either or (i) any of the Subleases and (ii) the Transfer Restriction Agreement, and (b) a breach of any material term of any of the Subleases or the Transfer Restriction Agreement by Practice or the Physician Owner, as the case may be, in Manager's sole discretion, may constitute a breach of this Agreement by Practice. The rights and remedies available to Manager upon a breach of this Agreement by Practice shall be nonexclusive and shall be in addition to any other rights or remedies which may be available to Manager under any Sublease, the Transfer Restriction Agreement or any other applicable provision of the Law.

Section 10.2 **Interpretation and Construction**. When a reference is made in this Agreement to a Section, Schedule or Exhibit, such reference will be to a Section, Schedule, or an Exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms used herein with initial capital letters have the meanings ascribed to them herein and all terms defined in this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or provision of Law defined or referred to herein, or in any agreement or instrument that is referred to herein, means such agreement, instrument or provision of Law as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of any provision of Law) by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein.

Section 10.3 **Arbitration**. All disputes regarding the interpretation or implementation of this Agreement or any other dispute arising among the Parties shall be resolved by binding arbitration pursuant to the rules of the American Health Lawyers Association then pertaining. Arbitration proceedings shall be held in Raleigh, North Carolina. The Parties may, if they are able to do so, agree upon one arbitrator; otherwise, an arbitrator shall be selected in accordance with the American Health Lawyers Association Alternate Dispute Resolution Services Rules of Procedure for Arbitration. No one shall serve as arbitrator who is in any way financially interested in this Agreement or in the affairs of either Party or its affiliates. Each Party shall pay its own expenses of arbitration and one-half of the expenses of the arbitrators. If any position by any Party under this Agreement, or any defense or objection to such position, is deemed by the arbitrators to have been unreasonable, the arbitrators shall assess, as part of their award against the unreasonable Party or reduce the award to the unreasonable Party, all or part of the arbitration expenses (including reasonable attorneys' fees) of the other Party and of the arbitrators.

Section 10.4 **Mutual Drafting**. Each Party acknowledges that it (a) is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, (b) has read and understands the terms of this Agreement, and (c) has been given reasonable time to review, consult with counsel of its choosing, and to negotiate at arm's length with respect to the provisions of this

Agreement. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no provision hereof shall be construed more harshly against any Party as drafter.

Section 10.5 **Entire Agreement; Amendment**. This Agreement constitutes the entire agreement and understanding among the Parties related to its subject matter and supersedes all prior agreements, understandings relating to its subject matter. This Agreement may be amended, modified or supplemented only by a written agreement executed by both Parties.

Section 10.6 **Notices**. Any notice or other communication required or desired to be given to a Party shall be in writing and shall be deemed given when hand-delivered or deposited in the United States mail, first-class postage prepaid, addressed to the Party at the address indicated below. A Party may change the address to which notices and other communications are to be given by giving the other Party notice of such change.

If to Practice or Physician Owner:	Michael P. Moulton, MD 4402 Shipyard Boulevard Wilmington, NC 28403 Email: mmoulton@ecrr.com
If to Manager:	ACSH Medical Management, LLC 1170 Peachtree Street NE, Suite 2350 Atlanta, Georgia 30309 Email: nwinland@americancaresource.com Attention: Norman Winland, COO

with copy to, which shall not constitute notice to Manager:

ACSH Medical Management, LLC
c/o Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
420 20th Street North, Suite 1400
Birmingham, Alabama 35203
Email: awinger@americancaresource.com
Attention: Adam S. Winger, General Counsel

Section 10.7 **Counterparts**. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which, when taken together, will constitute one and the same instrument.

Section 10.8 **Governing Law**. This Agreement shall be construed and governed in accordance with the Laws of the State of North Carolina, without giving effect to conflict of law principles. To the extent the Parties are unable to resolve any dispute in arbitration in accordance with Section 10.3, the Parties submit to the jurisdiction of the state and federal courts located in (or the nearest of such courts to) Raleigh, North Carolina for any such unresolved disputes arising out of this Agreement.

Section 10.9 **Assignment**. Practice shall have no right to assign this Agreement nor any of the rights, interests or obligations created under this Agreement without prior written consent of

Manager. Manager may freely assign this Agreement and any of its respective rights, interests or obligations created under this Agreement.

Section 10.10 **Waiver**. Waiver of any agreement or obligation set forth in this Agreement by either Party shall not prevent that Party from later insisting upon full performance of such agreement or obligation and no course of dealing, partial exercise or any delay or failure on the part of any Party to this Agreement in exercising any right, power, privilege, or remedy under this Agreement or any related agreement or instrument shall impair or restrict any such right, power, privilege or remedy or be construed as a waiver of such right, power, privilege or remedy. No waiver shall be valid against any Party unless made in writing and signed by the Party against whom enforcement of such waiver is sought.

Section 10.11 **Binding Effect**. Subject to the provisions set forth in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective successors and assigns.

Section 10.12 **Severability**. If any one or more of the provisions of this Agreement is adjudged to any extent invalid, unenforceable or contrary to law by a court of competent jurisdiction, each and all of the remaining provisions of this Agreement shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by Law.

Section 10.13 **Authorization for Agreement**. The execution and performance of this Agreement by Practice and Manager have been duly authorized by all necessary parties, resolutions, and corporate or partnership action, and this Agreement constitutes the valid and enforceable obligations of Practice and Manager in accordance with this Agreement's terms.

Section 10.14 **No Third-Party Beneficiaries**. Neither this Agreement nor any other agreement contemplated in this Agreement shall be deemed to confer upon any person not a party to this Agreement any rights or remedies contained in this Agreement, including without limitation, ECEP II and any Provider.

Section 10.15 **Force Majeure**. Neither Party shall be deemed to be in default of this Agreement if prevented from performing any obligation hereunder for any reason beyond its control, including but not limited to, Acts of God, war, civil commotion, fire, flood or casualty, labor difficulties, shortages of or inability to obtain labor, materials or equipment, regulations or restrictions promulgated by a Governmental Authority, or unusually severe weather. In any such case, the Parties agree to negotiate in good faith with the goal of preserving this Agreement and the respective rights and obligations of the Parties hereunder, to the extent reasonably practicable. It is agreed that financial inability shall not be a matter beyond a Party's reasonable control.

Section 10.16 **Duty to Cooperate**. The Parties acknowledge that their mutual cooperation is critical to the ability of Manager to perform Manager's duties successfully and efficiently under this Agreement. Accordingly, each Party agrees to cooperate fully with the other in formulating and implementing goals and objectives which are in the best interest of Practice.

[*Signatures page follows.*]

IN WITNESS OF THIS AGREEMENT, the Parties have executed this Agreement as of the day and year first above written.

MANAGER:

ACSH MEDICAL MANAGEMENT, LLC,
a Delaware limited liability company

By: [signature]
Name: Norman B. Winland
Title: President

PRACTICE:

MEDAC HEALTH SERVICES, P.A.,
a North Carolina professional corporation

By: ______________________
Name: Michael P. Moulton, MD
Title: President

[Signature Page to Management Services Agreement]

IN WITNESS OF THIS AGREEMENT, the Parties have executed this Agreement as of the day and year first above written.

MANAGER:

ACSH MEDICAL MANAGEMENT, LLC,
a Delaware limited liability company

By:______________________________
Name: Norman B. Winland
Title: President

PRACTICE:

MEDAC HEALTH SERVICES, P.A.,
a North Carolina professional corporation

By:______________________________
Name: Michael P. Moulton, MD
Title: President